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                                                                   EXHIBIT 10.10

                           SECOND AMENDMENT TO LEASE

                 THIS SECOND AMENDMENT PROPERTIES, INC.,(the "Amendment") is made as of the 29 day of April, 1996, by and between GATEWAY VIRGINIA PROPERTIES, INC. California corporation ("Landlord"), and CYBERCASH, INC., a Delaware corporation ("Tenant").


                                  WITNESSETH:


                 WHEREAS, Landlord and Tenant entered into that certain Lease dated November 30, 1994 together with that First Amendment to Lease dated November 7, 1995 (the "First Amendment") (collectively the "Lease") pursuant to which Tenant leased that certain space located on the fourth (4th) floor and known as Suite Number 430 (the "Original Premises") and on the third (3rd) floor and known as Suite Number 300 (the "Additional Premises") of the building located at 2100 Reston Parkway, Reston, Virginia (the "Building"), said Original Premises and Additional Premises containing approximately 33,702 square feet (collectively the "Demised Premises");

                 WHEREAS, Landlord and Tenant desire to amend the Lease to increase the Demised Premises and to modify and amend certain terms and conditions of the Lease as hereinafter provided.

                 NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby agree as follows:

                 1. RECITALS. The rentals set forth above are incorporated herein by this reference with the same force and effect as if fully set forth hereinafter.

                 2. CAPITALIZED TERMS.Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Lease.

                 3.       PREMISES.

                          a.       Commencing on the date of substantial
completion of the Improvements as defined in Paragraph 10 hereof (the "Expansion Premises Commencement Date"), the Lease is amended to increase the Demised Premises by approximately Five Thousand Six Hundred Forty-Two (5,642) square feet of space on the first (1st) floor of the Building (the
"Expansion Premises"), as shown on the


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space plan attached hereto as Exhibit A-2 to approximately Thirty-Nine Thousand
Three Hundred Forty-Four (39,344) square feet.

                 b.     As of the Expansion Premises Commencement Date, Section
1.2 of the Lease as amended by Paragraph 3.b. of the First Amendment shall be deleted in its entirety and the following Section 1.2 substituted in lieu thereof:

                 "1.2   Suite Number 100, as shown on Exhibit A-2 of the
                 Amendment, Suite Number 300, as shown on Exhibit A-1 of the First Amendment and Suite 430, as shown on Exhibit A of the Lease."

                 C.     As of the Expansion Premises Commencement Date,
Section 1.3 of the Lease as amended by Paragraph 3.c. of the First Amendment shall be deleted in its entirety and the following Section 1.3 substituted in lieu thereof.

                 "1.3   Rentable Area of Premises: 39,344 square feet comprised
                 of the following: Suite 100 containing 5,642 square feet ("Expansion Premises"), Suite 300 containing 25,962 square feet ("Additional Premises") and Suite 430 containing 7,740 square feet ("Original Premises")."

                 d. As of the Expansion Premises Commencement Date, all references in the Lease to "Premises" or "Demised Premises" shall, unless specifically stated otherwise herein, refer collectively to the Original Premises, the Additional Premises and the Expansion Premises.

          4.     Term.

                 a.     As of the Expansion Premises Commencement Date, Section
1.6 of the Lease as amended by Paragraph 4.a. of the First Amendment shall be deleted in its entirety and the following Section 1.6 substituted in lieu thereof:

                 "1.6   Term: Original Premises:         Five (5) years,
                                                         expiring February 28,
                                                         2000.
                              Additional Premises:       Seven (7) years,
                                                         expiring March 3 1,
                                                         2003.
                              Expansion Premises:        Five (5) years."

                 b. Section 3.1 of the Lease, as amended by Paragraph 4.b. of the First Amendment, shall be further amended by adding the following to the end of Section 3. 1: "Notwithstanding the Commencement Dates as to the Original Premises and the Additional Premises, the Term of the Lease as to the Expansion Premises set forth in Section 1.6 of the Lease shall be computed from the Expansion Premises Commencement Date (unless the Expansion Premises Commencement Date is other than the first day of a calendar month, in which event the Term of the


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Lease as to the Expansion Premises shall be computed from the first day of the calendar month following the Expansion Premises Commencement Date). Once the actual Expansion Premises Commencement Date has been established by Landlord, Tenant shall, within five (5) business days after Landlord's request, complete and execute the letter attached hereto as Exhibit B-2 and deliver it to Landlord."

          5.       BASE RENT.  As of the Expansion Premises Commencement
                   Date,

                   a. Section 1.8 of the Lease as amended by Paragraph 5.a. of the First Amendment shall be deleted in its entirety and the following
Section 1.8 substituted in lieu thereof.

                   "1.8  Base Rent:     Original Premises:    $10,739.25 per month.
                                        Additional Premises:  $38,402.13 per month.
                                        Expansion Premises:   $8,815.63 per  month."

                   b. Paragraph 1 of the Addendum attached to the Lease and made a part thereof as amended by Paragraph 5.b. of the First Amendment shall be further amended by adding the following at the end of Paragraph 1 of the
Addendum:

"EXPANSION PREMISES:

       Lease Year                 Annual Base Rent            Monthly Base Rent
       ----------                 ----------------            -----------------
             1                     $ 105,787.56                   $ 8,815.63
             2                     $ 110,019.12                    $9,168.26
             3                     $ 114,419.88                   $ 9,534.99
             4                     $ 118,996.68                   $ 9,916.39
             5                     $ 123,756.60                   $10,313.05"

          6. BASE RENT PAID UPON EXECUTION. Upon the execution of this Amendment, Tenant shall pay to Landlord the sum of $8,815.63 for payment of the first full calendar month's Base Rent due under the Lease on or after the Expansion Premises Commencement Date, in accordance with the terms and conditions set forth in Section 4.1 of the Lease.

          7.     TENANT'S SHARE. As of the Expansion Premises Commencement Date,
Section 1.11 of the Lease as amended by Paragraph 7 of the First Amendment, shall be deleted in its entirety and the following substituted in lieu thereof:

                 "1.11     Tenant's Share:     Original Premises          4.92%
                                               Additional Premises:      16.52%
                                               Expansion Premises:        3.59%"



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          8.     PARKING. As of the Expansion Premises Commencement Date,
Section 1.13 of the Lease as amended by Paragraph 8 of the First Amendment shall be deleted in its entirety and the following Section 1.13 substituted in lieu thereof.

                        "1.13       Number of Parking Spaces:

                                    Original Premises:     Reserved:None; Unreserved: 28.
                                    Additional Premises:   Reserved:None; Unreserved: 93
                                    Expansion Premises:    Reserved:None; Unreserved: 20."

          9. 0PERATING EXPENSES INCREASES. Notwithstanding anything to the contrary in Section 4.2 of the Lease, Tenant shall Pay Tenant's Share of increases in Operating Expenses for: (i) the Original Premises Commencing February 1, 1996; (ii) the Additional Premises commencing April 1, 1997, and
(iii) the Expansion Premises commencing on the first anniversary of the Expansion Premises Commencement Date. The Base Year shall be 1995 for the Original Premises, the Additional Premises and the Expansion Premises.

          10.    IMPROVEMENTS.

                 a. Tenant acknowledges that all obligations of Landlord under the Work Letter Agreement attached as Schedule 1 to the Lease pertaining to the Original Premises and the Work Letter Agreement attached as Schedule 2 of the First Amendment pertaining to the Additional Premises have been met. Landlord and Tenant hereby affirm that Tenant shall pay to Landlord the sum of Twelve Thousand Four Hundred Sixty-One and 76/100 Dollars ($12,461.76), which represents four percent (4%) of the Improvement Allowance granted to Tenant for the Additional Premises as a construction supervisory fee for the supervision of the construction of improvements to the Additional Premises by Landlord.

                 b. Landlord shall construct tenant improvements ("Improvements") for the Expansion Premises in accordance with the Work Letter Agreement attached hereto and incorporated herein as Schedule 3. In connection thereto, Landlord hereby grants to Tenant an "Improvement Allowance" of Seven Dollars ($7.00) per square foot of space in the Expansion Premises, which Improvement Allowance shall be used for the items specified in the Work Letter Agreement

                 c. Any and all Improvements shall become the property of Landlord during the Term of the Lease pertaining to the Expansion Premises and any renewals or extensions thereof, and notwithstanding anything to the contrary contained in the Lease, shall remain the property of Landlord at the end of the Term of the Lease pertaining to the Expansion Premises, as the same may be extended, unless Landlord shall require Tenant to remove any Improvements, in which event Tenant shall return the Expansion Premises to their condition existing prior to the installation of the Improvements. Landlord agrees to notify Tenant


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concurrently with Landlord's decision concerning such Improvements whether
Landlord will require Tenant to remove such Improvements at the end of the Term of the Lease pertaining to the Expansion Premises. Notwithstanding the foregoing, Landlord shall not require Tenant to remove any building standard office Improvements but may require Tenant to remove any Improvements which are structural or non-standard in nature (e.g., raised computer flooring, built-in workstations, etc.) such that the Expansion Premises would be returned to "tenant-ready" standard office condition, ordinary wear and tear excepted.

          11.      OPTION TO RENEW.

                   a. Section 26 of the Lease, as amended by Paragraph 12 of the First Amendment, is further amended by adding the following subsection 26.6(d) at the end of Section 26.6:

                                  "d.          Tenant shall have the option
          (the "Expansion Premises Option") to extend the Term of the Lease applicable to the Expansion Premises from its initial expiration date through March 31, 2003 (the "Expansion Renewal Period"). Tenant shall provide to Landlord on a date which is at least one hundred eighty (180) days Prior to the commencement of the Expansion Renewal Period, a written notice of Tenant's exercise of the Expansion Premises Option, time being of the essence. Such notice shall be given in accordance with Section 40 of the Lease. If notification of the exercise of the Expansion Premises Option is not so given and received, the Expansion Premises Option shall automatically expire. Base Rent applicable to the Expansion Premises shall be Ten Thousand Seven Hundred Eighty-Three and 22/100 Dollars ($10,783.22) per month for the first twelve (12) months of the Expansion Renewal Period, and Eleven Thousand One Hundred Six and 72/100 Dollars ($11,106.72) per month thereafter through March 31, 2003."

                   b. Tenant's Option to renew the Term of the Lease for the two five-(5)year periods commencing April 1, 2003, as set forth in Section 26 of the Lease, as amended by Paragraph 12 of the First Amendment, shall also pertain to the Expansion Premises. The Base Rent applicable to the Expansion Premises during any such renewal term shall be at Market Rental, as that term is defined in Section 26 of the Lease as amended by Paragraph 12 of the First Amendment.

          12. BROKERS. Tenant represents and warrants to Landlord that Tenant has not dealt with any realtor, broker, agent or finder in connection with this Amendment other than Barnes, Morris, Pardoe & Foster, Inc. and Nova Commercial Realty, Inc. (the "Brokers"). Landlord shall pay a commission to the Brokers in accordance with the terms of a separate agreement. Tenant shall indemnify and hold harmless Landlord from and against any loss, claim, damage, expense (including costs of suit and reasonable attorneys' fees) or liability for any


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compensation, commission or charges claimed by any other realtor, broker, agent or finder claiming to have dealt with Tenant in connection with this Amendment or resulting from any other act of Tenant.

          13. REPRESENTATIONS. Tenant hereby represents and warrants to Landlord that Tenant (i) is not in default of any of its obligations under the Lease and that such Lease is valid, binding and enforceable in accordance with its terms, (ii) has full power and authority to execute and perform this Amendment, and (iii) has taken all action necessary to authorize the execution and performance of this Amendment.

          14. REAFFIRMATION OF TERMS. All other terms, covenants and provisions of the Lease are hereby confirmed and ratified and, except as modified herein, shall remain unchanged and in full force and effect.

          15. COUNTERPART COPIES. This Amendment may be executed in one or more counterpart copies, each of which shall be deemed to be an original and all of which counterparts shall have the same force and effect as if the parties hereto had executed a single copy of this Amendment.

          IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the day and year first above written:


                                        GATEWAY VIRGINIA PROPERTIES,
                                        INC., a California corporation


                                        By:  /s/ ARTHUR I. SEGEL
                                           ---------------------------------
                                        Name: Arthur I. Segel
                                             -------------------------------
                                        Title:
                                              ----------------------------------

                                        CYBERCASH, INC., a Delaware
                                        corporation

                                        By: /s/ B.G WILSON
                                           ---------------------------------
                                        Name:  B.G. WILSON
                                             -------------------------------
                                        Title: C.O.O.
                                              ----------------------------------




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